UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2008

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 27, 2008, Potlatch Corporation issued a press release announcing the permanent closure of its Prescott, Arkansas lumber mill due to poor market conditions. The mill is expected to permanently cease operations in May 2008. Approximately 182 employees will be affected. At the date of this filing, the Company is unable in good faith to make a determination of the total amount or range of amounts expected to be incurred in connection with the mill closure.

A copy of the press release announcing the closure is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release issued March 27, 2008, announcing Potlatch’s intent to close its Prescott, Arkansas lumber mill.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2008

POTLATCH CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued March 27, 2008, announcing Potlatch’s intent to close its Prescott, Arkansas lumber mill.